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                                                                   EXHIBIT 23.1


        [Letterhead of Baril & Smith Certified Public Accountants, Inc.]


                              Accountant's Consent


     We hereby consent to the use in the Current Report on Form 8-K of our report dated March 11, 1997 relating to the balance sheets as of December 31, 1996 and 1995 and the related statements of income and retained earnings, and cash flows for the years then ended of Westfield Capital Management, Inc., which report appears in such Form 8-K, and use of our name and reference thereto as independent certified public accounts as discussed in Rule 2-01 under Regulation S-X. We further consent to the incorporation by reference in Registration Statements (Nos. 333-30755, 33-93634, 33-2617, 33-26133 and 2-98875) on Forms
S-8 and in Registration Statement (No. 333-19823) on Form S-3 of Boston Private Bancorp, Inc. of such report.



                                                        /s/ Baril & Smith
                                                        Baril & Smith Certified
                                                        Public Accountants, Inc.
                                                        November 13, 1997